 FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Third Quarter 2013 Operating Results and $0.21 AFFO per Share

Closes CapLease Acquisition

Announces Normalized AFFO per share (Including CapLease) of $0.26

Completes $95 million of Organic Acquisitions at Average 9.0% Cap Rate

New York, New York, November 7, 2013 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2013. Operating highlights are provided below. All per share results are reported on a fully diluted basis.

For the quarter ended September 30, 2013, revenues of $60.9 million were reported, a record amount for the Company, compared to $45.0 million in the second quarter of 2013, or a quarter-to-quarter increase of over 35%. Adjusted funds from operations totaled $46.7 million for the third quarter of 2013, compared to $32.8 million generated in the second quarter, respectively, or a quarter to quarter increase of over 42%.

Third Quarter Operating Highlights (three months ended September 30, 2013)

•	Revenues: $60.9 million.

•	Property level net operating income (includes total revenues less property operating expenses): $56.8 million.

•	Funds from operations: $(19.7) million, or $(0.09) per share.

•
Core funds from operations (excluding one-time merger and acquisition related costs as well as the mark-to-market adjustment resulting from the completed private placement): $23.9 million, or $0.10 per share

•	Adjusted funds from operations: $46.7 million, or $0.21 per share.

•	Fully diluted weighted-average shares outstanding: 227.3 million.

Third Quarter Operating Highlights (nine months ended September 30, 2013)

•	Revenues: $145.9 million.

•	Property level net operating income (includes total revenues less property operating expenses): $136.9 million.

•	Funds from operations: $(156.5) million, or $(0.85) per share.

•
Core funds from operations (excluding one-time merger and acquisition related costs as well as the mark-to-market adjustment resulting from the completed private placement): $81.4 million, or $0.44 per share

•	Adjusted funds from operations: $110.3 million, or $0.60 per share.

Portfolio Highlights

Third Quarter 2013

•
Portfolio composition as of September 30, 2013: 1,219 properties, 100% occupied (excluding one vacant property classified as held-for-sale), freestanding single-tenant properties comprised of 20.4 million square feet, occupied by 59.4% investment grade corporate tenants (attributing the rating of each parent company to its wholly owned subsidiary, as applicable) with a weighted average remaining lease term of 9.5 years. These properties are located in 48 states plus Puerto Rico and include 183 tenants, operating in 32 distinct industries.

•	Third quarter acquisitions: $95 million of properties purchased at an average capitalization rate of 9.0% (including expected contingent rental income).

As of September 30, 2013
# of Properties	1,219
Occupancy	100%
Square Feet	20.4 million
% Investment Grade	59%
Wtd. Avg. Remaining Lease Term	10 years

Subsequent Events to Third Quarter 2013

•
Portfolio composition as of November 6, 2013: 1,328 properties, 99% occupied (excluding one vacant property classified as held-for-sale), comprised of 34.0 million square feet, occupied by 67.7% investment grade corporate tenants (attributing the rating of each parent company to its wholly owned subsidiary, as applicable) with a weighted average remaining lease term of 9 years. These properties include 231 tenants and operate in 41 distinct industries.

•	Closed acquisition of CapLease: On November 5, closed on the previously announced acquisition of CapLease, adding a portfolio of 68 assets that is 97% occupied.

As of November 6, 2013
# of Properties	1,328
Occupancy	99%
Square Feet	34.0 million
% Investment Grade	66%
Wtd. Avg. Remaining Lease Term	9 years

Pending

•	Organic acquisitions: $1.1 billion of pending organic acquisitions at an average capitalization rate of 7.8%, anticipated to close during the fourth quarter of 2013.

•
American Realty Capital Trust IV (“ARCT IV”) merger: Announced $3.0 billion acquisition of ARCT IV, expected to close by mid-December, 2013, subject to receipt of ARCT IV stockholder approval. Terms of the merger agreement modified to pay a per-share consideration of $9.00 in cash; 0.5190 shares of ARCP common stock; and 0.5937 shares of ARCP perpetual preferred securities (6.7% annual coupon).

•
Cole Real Estate Investments (“Cole”) merger: On October 23, announced $11.2 billion acquisition of Cole. The transaction is expected to close in first half of 2014, subject to receipt of ARCP and Cole stockholder approvals. A preliminary proxy/prospectus was filed on November 5, 2013.

Balance Sheet and Capital Markets Highlights

Third Quarter 2013

•
Convertible note offering: Closed its underwritten public offering of $300.0 million Convertible Senior Notes due 2018 ("Notes") during the quarter. Additionally, the representatives for the underwriters delivered notice to ARCP electing to partially exercise their over-allotment option to purchase $10.0 million of additional Notes, which closed on August 1, 2013. The Notes will pay interest semi-annually at a rate of 3.0% per annum and will mature on August 1, 2018. The holders may elect to convert the Notes into cash, ARCP's common stock or a combination thereof.

•	Senior corporate credit facility: Upsized senior corporate credit facility total financing capacity of up to $1.7 billion; currently in process of increasing the facility to $2.5 billion.

•
Common and preferred equity offering: Private placement of common stock and Series D cumulative convertible preferred stock (“Series D Preferred”) to institutional holders reinvesting the proceeds from the conversions and redemptions of Series C convertible preferred stock (“Series C Preferred”).

Subsequent to Third Quarter 2013

•	‘Baa3’ Moody’s Investment Grade Corporate Credit Rating: On October 14, 2013, ARCP was assigned a ‘Baa3’ investment grade corporate credit rating by Moody’s Investor Services.

Management Commentary

“We have continued to build enterprise value during this third quarter, and for now are intently focused on execution,” commented ARCP Chairman and CEO Nicholas S. Schorsch. “In this regard, we have identified several near-term key objectives: completing the announced ARCT IV and Cole transactions; becoming self-managed and significantly broadening our intellectual capital by continuing to attract the best and brightest managers in the industry; deleveraging and terming out our balance sheet utilizing long-term, fixed rate debt; and effectively and seamlessly integrating Cole organization.”

“We have filed the merger proxies for ARCT IV and Cole and have tentative stockholder vote dates of December 11, 2013 and January 14, 2014, respectively,” noted Mr. Schorsch. “Our team worked tirelessly and collaboratively with the Cole team to have these documents filed with the SEC in under two weeks.”

“We are fully committed to becoming self-managed, as promised," added Mr. Schorsch. "In fact, it is a closing condition for our merger with Cole. We will announce the President of ARCP before year-end. We have already moved to bolster our team with several key hires. Brian Block, our CFO, will now be focused exclusively on ARCP. Lisa Beeson joins us as COO after 25 years as an investment banker with tremendous M&A and capital markets expertise. Lisa Pavelka McAlister is our new CAO with 25 years’ experience in senior financial roles versed in all aspects of financial and accounting operations. In addition, we continue to be impressed with the depth of talent at Cole. One of the key attributes of the merger is our ability to tap the tremendous human capital resident at the Cole organization, and we expect these senior executives will play a meaningful role in the management of ARCP.”

“Finally, the ARCP and Cole teams are committed to a rapid closing and smooth integration," continued Mr. Schorsch That process is well underway, and we are working cooperatively to leverage the best of three great organizations - ARCP, Cole and CapLease.”

“Our 3rd quarter operating results are in-line with projections,” added Brian S. Block, EVP & Chief Financial Officer. “We are well positioned to close our pending acquisitions and execute our capital plan. Our team is focused on taking advantage of our investment grade rating and securing long-term financing at attractive rates. We have commitments in place for $755 million of long-term, fixed rate debt, and expect to issue senior unsecured in the private and public markets. Looking beyond 2013, we will raise equity only in connection with acquiring accretive real estate investments as we continue to deleverage our balance sheet. We do not intend to issue equity simply to pay down debt.”

“I am thrilled to join ARCP,” added Lisa E. Beeson, EVP and Chief Operating Officer. “My near-term mandate is to integrate three great platforms; this plan is well underway. We have established teams that have been working together smoothly to get us to an early first quarter of 2014 closing. Our ability to get the proxy for the Cole merger filed in in a matter of weeks is testimony to these efforts. We are now working to determine the best shared systems in real estate, accounting and financial reporting.”

Financial Results

Revenues
Total revenues were $60.9 million for the three months ended September 30, 2013, compared to revenues for the three months ended June 30, 2013 of $45.0 million, representing a 35% increase. Total revenues were $145.9 million for the nine months ended September 30, 2013.

Funds from Operations and Adjusted Funds from Operations
Funds from operations (“FFO”) for the three months ended September 30, 2013, totaled $(19.7) million, or $(0.09) per share. FFO for this period includes one-time merger and other transaction related expenses of $3.8 million. FFO for the nine months ended September 30, 2013 totaled $(156.5) million, or $(0.85) per share. FFO for this period includes one-time merger and other transaction related expenses of $146.2 million Excluding such one-time costs, FFO is $(10.2) million, or $(0.06) per share.

Adjusted funds from operations (“AFFO”) for the three months ended September 30, 2013, totaled $46.7 million, or $0.21 per share. AFFO for the nine months ended September 30, 2013 totaled $110.3 million, or $0.60 per share.

Property Level Net Operating Income
Property Level net operating income (“NOI”) was $56.8 million for the three months ended September 30, 2013, compared to NOI for the three months ended June 30, 2013 of $42.5 million, representing a 34% increase. NOI was $136.9 million for the nine months ended September 30, 2013.

Dividend Increase
Total dividends paid to common stockholders by the Company were $42.1 million for the three months ended September 30, 2013, or $0.91 per share on an annualized basis.

On May 28, 2013, an increase in the annual dividend rate from $0.91 per share to $0.94 per share was declared, contingent upon and effective with the earlier of the close of the ARCT IV merger or the CapLease merger. Additionally, on October 23, 2013, an increase in annual dividend rate from $0.94 per share to $1.00 per share was declared, contingent upon, and effective with, the close of the Cole merger. As a result of the CapLease closing, ARCP will raise its dividend to $0.94 effective December 2013.

2014 Guidance
In connection with the announcement of the Cole merger transaction, ARCP updated 2014 AFFO guidance from $1.13 to $1.19 per share.

Corporate Mergers and Strategic Opportunities Update

CapLease Merger

•	This transaction closed on November 5, 2013

In addition to adding the portfolio of 68 assets, Paul McDowell, CEO of CapLease joined ARC Advisory Services, LLC, a subsidiary of AR Capital, LLC, as President of the office, industrial and build-to-suit activities. Several other senior CapLease executives will also join AR Capital, LLC.

ARCT IV Merger

•	ARCT IV Stockholder vote tentatively scheduled for December 11, 2013

On July 2, 2013, ARCP signed a definitive merger agreement under which it will acquire all of the outstanding shares of ARCT IV. On October 7, 2013 ARCP and ARCT IV amended the terms of the merger agreement. Under the terms of the new amended agreement, ARCP will now acquire all of the outstanding shares of ARCT IV, in a transaction valued at $3.0 billion for consideration including cash, common stock and perpetual preferred securities. The transaction is expected to close during the fourth quarter of 2013, subject to receipt of required ARCT IV stockholder approval.

Cole Merger

•	S-4/Proxy filed November 5, 2013

•	ARCP and Cole Stockholder votes tentatively schedule for January 14, 2014

ARCP and Cole signed a definitive merger agreement to merge the two companies in a transaction valued at $11.2 billion. This combination will create the largest net lease REIT with an enterprise value of $21.5 billion. ARCP has secured $2.75 billion of fully committed financing from Barclays in connection with this transaction. Cole stockholders are expected to receive a fixed exchange ratio of 1.0929 shares of ARCP common stock or $13.82 cash per share (subject to a 20% proration). A joint proxy statement/prospectus was filed on November 5. Following its effectiveness, both ARCP and Cole stockholders will be entitled to vote on this transaction. The transaction is expected to close in the first quarter of 2014, subject to receipt of required ARCP and Cole stockholder approvals.

•	AFFO Growth: Updated AFFO pro forma 2014 guidance of $1.13 to $1.19 per share; target payout ratio of 85% to 90%.

•	Dividend Increase: ARCP dividend per share on closing increases to $1.00.

•	Significant Deleveraging: ARCP net debt to EBITDA ratio declines from 9.1x to 7.7x by year end 2014.

•	Expense Synergies: $70 million of year one expense synergies expected.

•
Scale and Competiveness: 64% larger than the closest comparable net lease REIT. Size and scale create operating and revenue efficiencies, including lower cost of capital, superior growth opportunities and higher investor returns.

•	Portfolio Quality: Superior diversification by asset type, tenancy, industry and geography; 47% investment grade tenancy; 99% occupied; 11 years remaining average lease term.

•
Optimization of Core Capabilities: In addition to the durability provided by the single tenant net lease portfolio, the multi-tenant retail properties coupled with the “vintage” (mid-term) net leased properties should generate significant rent growth potential.

•	Cost of Capital Advantages: ARCP’s investment grade rating allows for significantly lower cost of financing, which is highly accretive to its overall corporate earnings.

•	Increased Institutional Coverage: Transaction positions ARCP for potential inclusion in the S&P 500.

Self-Management
ARCP is fully committed to become self-managed following the pending closings of the ARCT IV and Cole mergers. The self-management plan will be substantially completed by year-end 2013 and will be fully implemented upon the close of the Cole merger. ARCP executive officers will include: Nick Schorsch, Executive Chairman and CEO, Brian S. Block as EVP and CFO; hires Lisa Beeson as EVP and COO; and Lisa Pavelka McAlister as SVP and CAO. In addition, two of Cole’s independent directors will join the Board of ARCP upon closing of the merger.

Third Quarter 2013 Conference Call Details

ARCP will be hosting its third quarter 2013 conference call and Webcast on Thursday, November 7, 2013 at 11:00 AM ET. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Executive Vice President and Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call and Webcast Details*
Domestic Dial-In Number: 1-888-317-6003
International Dial-In Number: 1-412-317-6061
Canada Dial-In Number: 1-866-284-3684
Conference ID: 7852498
Webcast: http://arcpreit.com/Q32013EarningsCall/
*Participants should dial in 10-15 minutes early.

Conference Call Replay Details
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Conference ID: 10034661
Date Available: November 7, 2013 (one hour after the end of the conference call) to January 31, 2014 at 9:00 AM ET

Supplemental Information

Supplemental information on the Company's third quarter 2013 operations can be found in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) on November 7, 2013. The supplemental information report is titled “Quarterly Supplemental Information: Third Quarter 2013. Information in this report includes, in addition to other data: (1) Consolidated Balance Sheet and Income Statement Details; (2) Funds from Operations and Adjusted Funds from Operations details; (3) Dividend Summary; and (4) Portfolio Details.

Company Pro Forma Presentation

ARCP filed a company presentation in its Current Report on Form 8-K filed with the SEC on November 5, 2013, containing additional pro forma information describing the combined company (assuming the acquisitions of CapLease, ARCT IV and Cole).  A copy of the company presentation can be found in Annex A attached hereto.

Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.
We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.
We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.
In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
About the Company

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2011, focused on acquiring and owning single-tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the Company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information about the Cole Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Cole merger, the Company and Cole expect to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the Company’s proposed acquisition of Cole. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY OR COLE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, COLE AND THE PROPOSED COLE MERGER.

Investors and stockholders of the Company and Cole may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and Cole with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.arcpreit.com and copies of the documents filed by Cole with the SEC are available free of charge on Cole’s website at www.ColeREIT.com.

Participants in Solicitation relating to the Cole Merger

The Company, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Cole’s stockholders in respect of the proposed Cole merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Cole’s directors and executive officers can be found in Cole’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Cole merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or Cole, as applicable, using the sources indicated above.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed ARCT IV merger, the Company and ARCT IV expect to prepare and file with the SEC an amendment to their proxy statement/prospectus and the Company expects to prepare and file with the SEC an amendment to its registration statement on Form S-4 and other documents with respect to the Company’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by the Company and ARCT IV with the SEC (if and when they become available) through the website maintained by the

SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.arcpreit.com and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at www.arct-4.com.

Participants in Solicitation relating to the ARCT IV Merger

The Company, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCT IV’s stockholders in respect of the proposed ARCT IV merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus, the registration statement and other relevant documents filed with the SEC in connection with the proposed ARCT IV merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s, CapLease’s, ARCT IV’s and Cole’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by any of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any of the merger agreements; (2) the inability to complete the ARCT IV merger due to the failure to obtain ARCT IV stockholder approval of the ARCT IV merger or the failure to satisfy other conditions to completion of the ARCT IV merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the ARCT IV merger; (3) the inability to obtain regulatory approvals for the Cole merger transaction and the approval by the Company’s stockholders of the issuance of Company common stock in connection with the Cole merger and the approval by Cole’s stockholders of the Cole merger; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (5) the effect of the announcement of the proposed mergers on the Company’s, ARCT IV’s or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the outcome of any legal proceedings relating to any of the mergers or the merger agreements; and (7) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s, ARCT IV’s and Cole’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company, ARCT IV and Cole disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts
Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDC Works	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500

AMERICAN REALTY CAPITAL PROPERTIES, INC.
 CONSOLIDATED BALANCE SHEETS
 (In thousands, except for share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$521,139	$249,541
Buildings, fixtures and improvements	2,121,178	1,336,726
Acquired intangible lease assets	328,733	212,223
Total real estate investments, at cost	2,971,050	1,798,490
Less: accumulated depreciation and amortization	(148,162)	(56,110)
Total real estate investments, net	2,822,888	1,742,380
Cash and cash equivalents	150,481	156,873
Investment in direct financing leases, net	57,449	—
Investment securities, at fair value	9,480	41,654
Derivatives assets, at fair value	7,088	—
Restricted cash	1,680	1,108
Prepaid expenses and other assets	48,165	7,416
Deferred costs, net	47,754	15,356
Assets held for sale	6,028	665
Total assets	$3,151,013	$1,965,452

LIABILITIES AND EQUITY
Mortgage notes payable	$269,891	$265,118
Convertible debt	300,975	—
Senior secured revolving credit facility	—	124,604
Senior corporate credit facility	600,000	—
Convertible obligation to Series C Convertible Preferred stockholders, at fair value	449,827	—
Contingent value rights obligation to preferred and common investors, at fair value	49,314	—
Below-market lease liabilities, net	4,200	—
Derivatives liabilities, at fair value	1,785	3,830
Accounts payable and accrued expenses	14,740	9,459
Deferred rent and other liabilities	7,404	4,336
Distributions payable	72	9,946
Total liabilities	1,698,208	417,293

Convertible preferred stock, $0.01 par value, 100,000,000 shares authorized, zero and 828,472 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	8
Common stock, $0.01 par value, 750,000,000 and 240,000,000 shares authorized and 185,448,022 and 179,167,112 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,848	1,792
Additional paid-in capital	1,803,315	1,653,900
Accumulated other comprehensive income (loss)	4,857	(3,934)
Accumulated deficit	(480,817)	(120,072)
Total stockholders’ equity	1,329,203	1,531,694
Non-controlling interests	123,602	16,465
Total equity	1,452,805	1,548,159
Total liabilities and equity	$3,151,013	$1,965,452

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$56,681	$18,301	$138,060	$35,713
Direct financing lease income	977	—	977	—
Operating expense reimbursements	3,226	515	6,878	773
Total revenues	60,884	18,816	145,915	36,486
Operating expenses:
Acquisition related	1,235	14,636	21,961	27,235
Merger and other transaction related	3,791	—	146,240	20
Property operating	4,103	1,076	8,972	1,656
General and administrative	1,586	496	4,018	1,523
Equity-based compensation	7,180	480	11,510	804
Depreciation and amortization	39,382	11,632	92,211	22,161
Operating fees to affiliates	—	—	—	212
Total operating expenses	57,277	28,320	284,912	53,611
Operating income (loss)	3,607	(9,504)	(138,997)	(17,125)
Other income (expenses):
Interest expense	(24,135)	(3,454)	(41,589)	(7,596)
Loss on contingent value rights	(38,542)	—	(69,676)	—
Income from investment securities	—	—	218	—
Gain on sale of investment securities	—	—	451	—
Loss on derivative instruments	(99)	—	(144)	—
Other income, net	45	206	171	273
Total other expenses, net	(62,731)	(3,248)	(110,569)	(7,323)
Loss from continuing operations	(59,124)	(12,752)	(249,566)	(24,448)
Net (gain) loss from continuing operations attributable to non-controlling interests	(30)	65	726	138
Net loss from continuing operations attributable to stockholders	(59,154)	(12,687)	(248,840)	(24,310)
Discontinued operations:
Net income (loss) from operations of held for sale properties	96	44	159	(53)
(Loss) gain on held for sale properties	—	(47)	14	(452)
Net income (loss) from discontinued operations	96	(3)	173	(505)
Net (loss) income from discontinued operations attributable to non-controlling interests	(5)	—	(9)	27
Net income (loss) from discontinued operations attributable to stockholders	91	(3)	164	(478)
Net loss	(59,028)	(12,755)	(249,393)	(24,953)
Net (income) loss attributable to non-controlling interests	(35)	65	717	165
Net loss attributable to stockholders	$(59,063)	$(12,690)	$(248,676)	$(24,788)
Other comprehensive income (loss):
Designated derivatives, fair value adjustments	(3,622)	(1,198)	9,218	(4,037)
Unrealized (loss) gain on investment securities, net	(440)	34	(427)	34
Comprehensive loss	$(63,125)	$(13,854)	$(239,885)	$(28,791)
Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.32)	$(0.09)	$(1.49)	$(0.31)
Basic and diluted net loss per share attributable to common stockholders	$(0.32)	$(0.09)	$(1.49)	$(0.32)

Funds from Operations and Adjusted Funds from Operations Per Share
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	Per Share	2013	Per Share
Net loss attributable to stockholders (in accordance with U.S. GAAP)	$(59,063)	$(0.26)	$(248,676)	$(1.35)
Gain on held for sale properties	—	—	(14)	—
Depreciation and amortization	39,382	0.17	92,211	0.50
FFO	(19,681)	(0.09)	(156,479)	(0.85)
				—
Acquisition related	1,235	0.01	21,961	0.12
Merger and other transaction costs	3,791	0.02	146,240	0.79
Loss on contingent valuation rights	38,542	0.17	69,676	0.38
Gain on sale of investment securities	—	—	(451)	—
Loss on derivative instruments	99	—	144	—
Interest on convertible obligation to preferred investors	7,266	0.03	8,896	0.05
Interest on convertible debt	1,554	0.01	1,554	0.01
Interest premium on settlement of convertible obligation to preferred investors and convertible debt	5,174	0.02	5,174	0.03
Amortization of above-market lease	63	—	189	—
Amortization of deferred financing costs	3,505	0.02	6,914	0.04
Straight-line rent	(2,063)	(0.01)	(5,038)	(0.03)
Non-cash equity compensation expense	7,180	0.03	11,510	0.06
AFFO	$46,665	$0.21	$110,290	$0.60

Weighted Average Shares - fully diluted	227,255,255		184,466,513

ANNEX A

American Realty Capital Properties

COLE
REAL ESTATE INVESTMENTS

ARCP and Cole Merger to Create World's Largest Net Lease REIT

TARGET
KFC
TSC
TRACTOR SUPPLY Co

Executive Summary

Merger to Create the World's Largest Net Lease REIT: 64% larger than the closest comparable net lease REIT. Size and scale create operating and revenue efficiencies including lower cost of capital, superior growth opportunities and higher investor returns.

Significant Operating Efficiencies: $70 million of annual expense synergies expected in the first year.

Financial Benefits Include Dividend Increase and AFFO Growth: Dividend per share on closing increases to $1.00. 86%(1) AFFO payout ratio still allows for future dividend increases during 2014. Guidance for 2014 AFFO growth estimates updated to $1.13 – $1.19 per share (fully diluted)(1).

Deleveraging: Net debt to EBITDA ratio declines from 9.1x to 7.7x by year-end 2014. Including preferred securities, net debt to EBITDA ratio declines from 11.2x to 8.7x(1).

Exceptional Human Capital: Unification of ARCP and Cole management teams forge competitive advantage from deep industry knowledge and broad industry relationships.

Extensive Portfolio Integration Experience: ARCP has extensive experience managing all aspects of approximately $12 billion of mergers and announced acquisitions year-to-date.

(1) Assumes Cole stockholders elect merger consideration of 80% common stock and 20% cash.

3

Summary of Material Merger Terms

ARCP acquiring Cole for $11.2 Billion (including assumption of debt)

Consideration per Cole Common Share:

- 1.0929 ARCP shares fixed exchange ratio or $13.82 cash
- Aggregate cash election limited to 20% (subject to proration)
- Implied stock consideration of $14.59 represents a 13.8% premium to Cole stockholders based on closing price on October 22, 2013

Common Dividend:

- ARCP common dividend increases $0.06 from $0.94(1) to $1.00 per share at closing:
  - ARCP stockholders: 6.4% dividend increase
  - Cole stockholders: 51.8%(2) dividend increase

Financing:

- $2.75 billion fully committed financing provided by Barclays

Timing:

- Closing expected in first half of 2014
- Subject to SEC review, stockholder vote of both companies and other closing conditions

(1) ARCP will increase its current dividend of $0.91 to $0.94 per share upon the earlier to close of transaction with ARCT IV or CapLease.
(2) Based on an exchange ratio of 1.0929 multiplied by ARCP pro forma dividend per share of $1.00 and Cole's existing dividend per share of $0.72.

•COLE• REAL ESTATE INVESTMENTS

American Realty Capital Properties

4

American Realty Capital Properties

COLE REAL ESTATE INVESTMENTS®

Net Lease Leadership

5

Net Lease Leadership: S&P 500 Constituency

Broader "Permanent" Ownership | Added Liquidity and Price Support | Increased Research Coverage

	REIT Name	Equity Cap (mm)	Industry	S&P 500 Inclusion	Dividend Yield	# of Analysts
1	Simon Property Group, Inc.	$49,575	Regional Mall	Yes	2.9%	27
2	American Tower Corporation (REIT)	31,651	Specialty	Yes	1.4%	23
3	Public Storage	29,487	Self-Storage	Yes	2.9%	22
4	Weyerhaeuser Company	17,660	Specialty	Yes	2.9%	15
5	Equity Residential	19,988	Multi-family	Yes	2.9%	23
6	Prologis, Inc.	20,283	Industrial	Yes	2.8%	20
7	HCP, Inc.	19,381	Health Care	Yes	4.9%	18
8	Ventas, Inc.	19,306	Health Care	Yes	4.1%	15
9	Health Care REIT, Inc.	18,643	Health Care	Yes	4.7%	19
10	AvalonBay Communities, Inc.	17,372	Multi-family	Yes	3.2%	22
11	Vornado Realty Trust	16,773	Diversified	Yes	3.3%	14
12	Boston Properties, Inc.	16,667	Office	Yes	2.4%	22
13	Host Hotels & Resorts, Inc.	13,913	Hotel	Yes	2.6%	24
	ARCP Pro Forma(1)	**9,292**	Net Lease		7.5%	5
14	Kimco Realty Corp.	8,615	Shopping Center	Yes	4.0%	22
15	Macerich Company	8,325	Regional Mall	Yes	3.9%	21
				Peer Average:	**3.3%**	**21**

Source: SNL Financial. Peer equity capitalization as of October 22, 2013.

(1) Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties, and the proposed Cole merger. Dividend yield reflects $1.00 per share based on ARCP closing price on October 22, 2013. Assumes Cole stockholders elect merger consideration of 80% common stock and 20% cash.

COLE REAL ESTATE INVESTMENTS

American Realty Capital Properties

6

Net Lease Leadership: Greater MSCI US REIT Index ("RMZ") Weighting

RMZ Top 15 | Superior Access to Capital | Enhanced Ability to Fund Future Growth

	Company	Market Cap (% of Total RMZ)	3-Month Avg. Daily Trading Volume ($ in millions)
1	Simon Property Group	8.8%	$195
2	Public Storage	5.3%	87
3	General Growth Properties	3.6%	69
4	Equity Residential	3.6%	93
5	Prologis	3.5%	87
6	HCP	3.5%	122
7	Ventas	3.4%	102
8	Health Care REIT	3.3%	110
9	AvalonBay Communities	3.1%	82
10	Vornado Realty Trust	3.0%	72
11	Boston Properties	3.0%	92
12	Host Hotels & Resorts	2.5%	112
	ARCP Pro Forma(1)	**1.6%**	**156**
13	SL Green Realty Corp	1.6%	60
14	Kimco Realty Corp	1.5%	69
15	Macerich Co	1.5%	50
Top 15		**51.2%**	**$1,402**

Source: SNL Financial as of October 22, 2013.
(1) ARCP represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties. Assumes Cole stockholders elect merger consideration of 80% common stock and 20% cash.

COLE REAL ESTATE INVESTMENTS
American Realty Capital Properties

7

Net Lease Leadership: Sector Growth and Consolidation

Total Enterprise Value – Net Lease Peers
$70
$60
$50
$40
$30
$20
$10
$0
Billions
$13.1
$13.9
$16.5
$18.7
$32.1
$64.2
2008
2009
2010
2011
2012
2013 YTD
COLE
Ticker
ARCP(1)
COLE
ADC
CSG
SRC
LSE
WPC(2)
LXP
NNN
O

Source: SNL Financial as of October 22, 2013.

(1) 2013 ARCP represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties.

(2) WPC includes announced acquisition of CPA:16.

• COLE •
REAL ESTATE INVESTMENTS

American Realty Capital Properties

8

Net Lease Leadership: Capitalizing on Consolidation

Greater Sector Acceptance:
- Previously characterized as "other" and under-covered, the net lease sector is now highly relevant due to growth and consolidation
  - Over $27 billion in net lease M&A in the last 24 months

Stable Income Investment:
- Attractive for investors seeking dividend generation and income stability

Scale Advantages:
- Increased scale creates operating and revenue synergies
  - Superior access to deals
  - Ability to absorb larger transactions
  - Strategic partner to corporate real estate – lead dialogue on sale-leaseback and conversion

Consolidation:
- Similar M&A trends as in other sectors: Healthcare, Industrial, and Self-Storage

Size and Skill Matters:
- Leaders and innovators accelerate while competitors lag

•COLE•
REAL ESTATE INVESTMENTS

AR
American Realty Capital Properties

9

American Realty Capital Properties

COLE REAL ESTATE INVESTMENTS®

Portfolio Statistics

10

Best-in-Class Portfolio

	Pro Forma[1]
Properties	3,732
Total Square Feet	102 million
Investment Grade (by Rent)	47%
Occupancy	99%
Average Remaining Lease Term (by Rent)	11 years
Enterprise Value[2]	$21.5 billion

Largest and Highest Quality Net Lease REIT

Source: SNL Financial, SEC filings and Company models.

(1) Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties, and the proposed Cole merger.

(2) Based on ARCP and Cole stock price as of market close on October 22, 2013.

11

Best-in-Class Portfolio: Leading Investment Grade Tenancy Among Top 10 Tenants

ARCP Pro Forma[(1)]		
	% of Rent	Rating
Walgreens	3.5%	BBB
at&t	3.1%	A-
CVS/pharmacy	2.9%	BBB+
DOLLAR GENERAL	2.5%	BBB-
FedEx	2.1%	BBB
PETSMART	2.0%	BB+
Albertsons	2.0%	B
FAMILY DOLLAR	1.9%	BBB-
GSA	1.9%	AA+
Citizens Bank	1.8%	A
Total	**23.7%**	**83.1%**

100% of Top 10 Tenants are Rated

16.9%
83.1%
Investment Grade Rated
Non-Investment Grade

Strong and Diverse Tenant Base

Note: Weighted based on GAAP rent, including multi-tenant assets owned by Cole.

(1) Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties, and the proposed Cole merger.

• COLE • REAL ESTATE INVESTMENTS

American Realty Capital Properties

12

Best-in-Class Portfolio: Asset Diversification

ARCP(1)
COLE
ARCP Pro Forma
26.2%
54.9%
18.9%
25.0%
46.3%
21.0%
7.7%
11.1%
23.9%
51.1%
13.9%
Single Tenant Retail
Single Tenant Office
Single Tenant Industrial/Distribution
Multi-Tenant Retail

Source: SNL Financial, SEC filings and Company models.
Note: Weighted by unadjusted book value.
(1) Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties.

COLE REAL ESTATE INVESTMENTS
American Realty Capital Properties

13

Best-in-Class Portfolio: Geographic Diversification

ARCP[1]		COLE		ARCP Pro Forma	
State	%	State	%	State	%
TX	10.7%	TX	16.3%	**TX**	**13.2%**
IL	7.0%	GA	8.2%	**FL**	**6.3%**
PA	6.1%	AZ	8.1%	**IL**	**6.2%**
FL	6.0%	CA	7.4%	**CA**	**6.2%**
CA	5.1%	FL	6.8%	**GA**	**5.8%**
MO	4.3%	IL	5.3%	**AZ**	**4.1%**
OH	4.3%	NJ	3.4%	**PA**	**4.0%**
IN	4.2%	OH	3.2%	**OH**	**3.8%**
GA	4.0%	MI	3.2%	**MI**	**3.4%**
MI	3.6%	SC	3.0%	**IN**	**3.1%**
	55.3%		64.8%		**56.1%**

Source: SNL Financial, SEC filings and Company models.
Note: Weighted by unadjusted book value.
(1) Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties.

COLE REAL ESTATE INVESTMENTS
American Realty Capital Properties

14

Best-in-Class Portfolio: Attractive Lease Maturity Profile

ARCP Pro Forma Lease Maturities – Next 5 Years(1)
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1.6%
2.8%
4.1%
6.3%
5.2%
2014
2015
2016
2017
2018

4.0% of Leases Mature on Average in the Next 5 Years

Weighted Average Remaining Lease Term: 11 Years

(1) Based on percentage of GAAP rent. Represents pro forma balances including the completion of the CapLease merger, the ARCT IV merger, the remaining acquisitions of the Inland and Fortress portfolios and other pipeline properties, and the proposed Cole merger.

• COLE • Real Estate Investments

American Realty Capital Properties

15

American Realty Capital Properties

COLE REAL ESTATE INVESTMENTS®

Financial Analysis

16

Pro Forma Capitalization

(In millions, except per share amounts)

	Estimate as of December 31, 2013			Pro Forma at Merger Close (1)	
	ARCP	Cole		Adjustments	Pro Forma
Fully diluted shares outstanding	290	497	(2)	(62)	725
Price per share @ 11/1/13	$ 13.30	$ 14.39	(3)		
Equity capitalization	$ 3,863	$ 7,151		$ -	$ 11,014
Less: 20% cash election	-	-		(1,373)	(1,373)
Equity Capitalization, Net	**$ 3,863**	**$ 7,151**		**$ (1,373)**	**$ 9,641**
Preferred stock (at par value)	1,073	-		-	1,073
Total Equity Capitalization	**$ 4,937**	**$ 7,151**		**$ (1,373)**	**$ 10,714**
Mortgage debt	1,740	2,817		-	4,557
Term loan	600	500		-	1,100
Credit facility	1,004	470		(470)	1,004
Convertible notes	310	-		-	310
CapLease credit facility	150	-		-	150
CapLease senior notes	19	-		-	19
CapLease trust preferred	31	-		-	31
Long-term debt	1,867	-		2,095	3,962
Total Debt Capitalization (4)	**$ 5,721**	**$ 3,787**		**$ 1,625**	**$ 11,133**
Total Capitalization	**$ 10,658**	**$ 10,938**		**$ 252**	**$ 21,847**

	Weighted Average	
	Maturity	*Interest Rate*
Mortgage debt	5.1 years	4.6%
Term loan	3.9 years	2.3%
Credit facility	-	1.6%
Convertible notes	4.7 years	3.0%
CapLease credit facility	-	3.0%
CapLease senior notes	13.9 years	7.5%
CapLease trust preferred	22.2 years	7.7%
Long-term debt	~8 years	4.2%
Total Debt Capitalization	6.2 years (5)	3.9%

(89% fixed rate debt)

(1) Assumes closing of the proposed Cole merger on April 1, 2014
(2) The 496.8 million Cole shares includes an amount of shares assuming the Cole Holdings incentive consideration is paid fully in stock. Following the effect of the exchange ratio (1.0929), these aggregate Cole shares total 543.0 million shares of ARCP. Assuming shareholders elect 20% cash consideration, such total shares are reduced by 108.6 million shares to 434.4 million (i.e. 496.8 million Cole shares less 62.4 million shares).
(3) Blended price per share equal to 80% stock election of 1.0929 exchange ratio plus 20% cash election at $13.82 per share.
(4) Excluding proposed asset sales of $170 million.
(5) Weighted average maturity only on fixed rate debt.

17

Pro Forma Capitalization Detail

(In millions, except per share amounts)

		ARCP Capitalization	Cap Lease	ARCT IV	Add'l Acq.	Cole (1)	ARCP PF Capitalization
Stock / Units Issued to Target		245	-	45	-	434	725
Price per share @ 11/1/13		$13.30	-	$13.30	-	$13.30	$13.30
Total Equity Value		**$3,262**	**$0**	**$602**	**$0**	**$5,778**	**$9,641**
Preferred Equity							
ARCT IV Perpetual Preferred Equity		-	-	1,073	-	-	1,073
Total Preferred Equity		**$0**	**$0**	**$1,073**	**$0**	**$0**	**$1,073**
Debt							
Mortgage Debt	**Status**						
ARCP	*existing*	270	-	-	-	-	270
CapLease	*assume*	-	1,052	-	-	-	1,052
ARCT IV	*assume*	-	-	2	-	-	2
Inland	*assume*	-	-	-	308	-	308
Fortress	*assume*	-	-	-	108	-	108
Cole	*assume*	-	-	-	-	2,817	2,817
Total		270	1,052	2	415	2,817	4,557
Term Debt & Credit Facilities							
Term loans	*existing*	$600	-	-	-	$500	$1,100
ARCP revolver	*existing*	75	929	-	-	-	1,004
ARCP convertible debt	*existing*	310	-	-	-	-	310
CapLease revolver	*assume*	-	150	-	-	-	150
CapLease senior notes	*assume*	-	19	-	-	-	19
CapLease trust preferred	*assume*	-	31	-	-	-	31
Total		**$985**	**$1,129**	**$0**	**$0**	**$500**	**$2,614**
New Financings							
Commited term debt	*complete*	-	-	755	-	-	755
Long term debt	*pending*	-	-	712	400	$2,095	3,207
Total		**$0**	**$0**	**$1,467**	**$400**	**$2,095**	**$3,962**
Total Debt		**$1,255**	**$2,182**	**$1,469**	**$815**	**$5,412**	**$11,133**
Asset Sales							
Proposed asset sale		-	-	-	170	-	170
Total Asset Sales		**$0**	**$0**	**$0**	**$170**	**$0**	**$170**
Total		**$4,517**	**$2,182**	**$3,144**	**$985**	**$11,190**	**$22,018**

(1) Cole transaction assumes 20% cash election.

18

Earnings Guidance Detail

(In millions, except per share amounts)

	2014 Pro Forma					2014
	ARCP[1]	Cole[2]	Adjustments	Acquisitions[3]	Total	Run Rate
Total Revenue	$ 654	$ 669	$ (20)	$ 129	$ 1,433	$ 1,682
EBITDA	$ 574	$ 529	$ 33	$ 110	$ 1,247	$ 1,486
AFFO[4]	$ 316	$ 386	$ 2	$ 110	$ 814	$ 986
Wtd. Average Shares Outstanding					684	829
AFFO per share					$ 1.19	$ 1.19

2014 AFFO per share Earnings Guidance	Range
	$1.13 to $1.19

Additional Opportunities to Enhance Profitability:
- More successful non-traded REIT capital raising
- Profit participation upon non-traded REIT monetizations
- Balance sheet management
- Greater savings from investment-grade borrowing costs
- CPI escalators and future percentage rent growth

(1) Represents 12 months of 2014 activity, excluding assumed acquisitions.
(2) Assumes closing of the proposed Cole merger on April 1, 2014, representing 9 months of activity, excluding assumed acquisitions. PCM revenue shown net of reallowed broker dealer expenses.
(3) Includes $2 billion of acquisitions for 2014.
(4) Includes payment of all preferred stock dividends (i.e., subtracted from net income) of $70.7 million from ARCP, $0 from Cole.

COLE REAL ESTATE INVESTMENTS

American Realty Capital Properties

19

Implied Real Estate Capitalization Rate

(In millions, except per share amounts)

Shares Outstanding	497
Purchase Price per Share	$14.39 (1)
Implied Equity Value	$7,150
Debt	$3,787
Total Asset Value	**$10,937**
Less: PCM Business	($740)
Less: Other Assets and Liabilities	($20)
Implied Gross Real Estate Asset Value	**$10,177**
Real Estate Net Operating Income	$637
Implied Acquisition Cap Rate	**6.3%**
RE NOI + PCM NI	$711
Implied All-In Yield	**6.5%**

PCM Business Valuation	
Net Income (Including Synergies)	$74
Net Income Multiple(2)	10x
Value of PCM Business	$740

(1) Blended price per share equal to 80% stock election of 1.0929 exchange ratio plus 20% cash election at $13.82 per share.
(2) Based upon net income multiple of public alternative asset managers.

COLE REAL ESTATE INVESTMENTS

American Realty Capital Properties

20

Shares Outstanding Guidance

	Fully Diluted Shares & Share Equivalents
Pro forma as of December 31, 2013[(1)]	290,486,000
Common shares issued in connection with the Cole transaction (20% cash consideration)	434,401,000
Total additional shares projected to be issued in 2014	103,906,000[(2)]
Pro forma as of December 31, 2014	**828,793,000**
Weighted average shares outstanding for the year ending December 31, 2014	**684,431,000**

(1) Includes additional shares for fully diluted purposes consisting of Series D preferred shares, as converted, of 21.7 million shares, plus other restricted stock.

(2) Includes common shares issued under the Company's universal shelf registration, share equivalents directly issued in connection with acquiring real estate investments and common shares issued to fund a portion of the purchase of real estate investments. The average estimated issuance price per share during 2014 is $14.93.

COLE REAL ESTATE INVESTMENTS

American Realty Capital Properties

21

Non-GAAP – FFO/AFFO Reconciliation

	2014	
	Low	High
Net income attributable to stockholders (in accordance with GAAP)	$0.53	$0.59
Acquisition and transaction related costs	$0.04	$0.04
Depreciation and amortization	$0.57	$0.57
FFO	**$1.14**	**$1.20**
Amortization of deferred financing costs	$0.02	$0.02
Straight-line rent	($0.05)	($0.05)
Non-cash equity compensation expense	$0.02	$0.02
AFFO	**$1.13**	**$1.19**

Note: Based upon weighted average fully diluted shares outstanding. Assumes a 20% cash election by Cole stockholders.

•COLE• Real Estate Investments®

American Realty Capital Properties

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Pro Forma Organizational Chart

Board of Directors
6 Independent Directors, including addition of 2 Independents from Cole
Chief Executive Officer
President
Brian S. Block
Chief Financial Officer
Lisa Beeson
Chief Operating Officer
General Counsel
Paul McDowell
Office, Industrial & Build-to-Suit
AUM: $7.0 billion
Retail & Warehouse Distribution
AUM: $10.1 billion
Restaurants
AUM: $2.7 billion
Private Capital Management
AUM: $5 billion
Supported by a team of experienced professionals
Asset Management
Property Management
Accounting
Legal
Human Resources
Capital Markets
Originations
Underwriting
Due Diligence
Financing
Investor Relations
Marketing

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Uniquely Qualified Dedicated Senior Management Team

Brian S. Block
Chief Financial Officer

Lisa Beeson
Chief Operating Officer

- Prior Experience -		
Public Traded Companies	**Public Non-Traded Companies**	**Broker Dealer**
• American Realty Capital Properties *(NASDAQ: ARCP) 2011* • American Realty Capital Trust *(NASDAQ: ARCT) 2012* • RCS Capital Corporation *(NYSE: RCAP) 2013* • American Financial Realty Trust *(NYSE: AFR) 2003*	• ARCT • ARC HT • ARC HT II • ARC Global • ARC Daily NAV • ARCT III • ARCT IV • ARCT V • NYRR • Retail Centers	*Wholesale* • RCS Securities *Retail* • First Allied/Legend • ICC

$400 Billion of M&A Transactions since 2000 with recent net lease focus, including:

- Lexington Corporate Properties/Newkirk Realty Trust.
- Spirit Realty Capital/Cole Credit Properties Trust II
- Corporate Property Associates 16/W.P. Carey Inc.
- American Realty Capital Properties/Cole Real Estate Investments

Brian and Lisa will be dedicated to ARCP. Their combined intellectual capital should prove vital to the operation and growth of the enterprise going forward, including senior level in depth experience in finance, accounting, capital markets, mergers and acquisitions, across the public traded and non-traded sectors, and with retail and institutional investors.

COLE REAL ESTATE INVESTMENTS

American Realty Capital Properties

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Brian S. Block – Chief Financial Officer

Uniquely qualified financial executive with 20 years experience, including public and corporate accounting, and as chief financial officer of public-traded and non-traded companies; skill set includes wholesale and retail broker dealer issues, SEC and FINRA matters, and integration of corporate and portfolio assets, systems and management teams.

Public Accounting Experience
- 1994 to 2000 – Ernst & Young and Arthur Andersen
- Focused on initial public offerings, material capital markets events, mergers and acquisitions

Corporate Accounting Experience
- 2001 – CFO venture capital-backed technology company
- 2002 to 2007 – American Financial Realty Trust – Chief Accounting Officer
  - Led initial public offering 2003 on NYSE
  - Oversaw implementation of Sarbanes-Oxley 2004
  - Responsible for all SEC filings
  - Supervised integration of over $4 billion of acquired real estate investments
  - Managed technology system conversions and all application integrations

Chief Financial Officer Experience
- **Public Traded Companies**: American Realty Capital Properties (NASDAQ: ARCP) and RCS Capital Corporation (NYSE: RCAP)
- **Public Non-Traded Companies:** Multiple public non-traded REITs; internalized and listed ARCT I; integrated ARCT III, ARCT IV, CapLease and significant property portfolios in ARCP; over $10 billion of acquired real estate
- **Wholesale Broker Dealer**: Realty Capital Securities ("RCS"), a FINRA licensed wholesale broker dealer (formed 2008); operating subsidiary of RCAP; leading dealer manager for multiple non-traded REIT offerings; experienced in due diligence process performed by independent broker dealers
- **SEC/FINRA**: Deep experience with SEC and FINRA regulations and compliance matters
- **Integration**: Supervised integration of $12 billion of equity raised within private capital management arena
- 2007 to Present – CFO/Partner AR Capital, privately-owned holding company

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Lisa Beeson – Chief Operating Officer

Uniquely qualified seasoned financial and capital markets executive with 25 years experience, including over $400 billion of M&A transactions closed since 2000, with a recent focus on net lease transactions; experience in real estate asset management with a principal's mindset

Strategic M&A Outlook

- Setting strategy, evaluating acquisition and divestiture opportunities, and capital allocation.
- Designing capital structure and managing investor/lender relationships
- Broad industrial and retail experience outside real estate sector
- Advised Barclay's on REO assets, including Archstone and Crescent

Significant Asset Management Experience and Principal Mindset

- "Buy-side" Advice:
  - ING
  - RREEF

Recent net lease transactions

- Lexington Corporate Properties/Newkirk Realty
- Spirit Realty Capital/Cole Credit Properties Trust II
- Corporate Property Associates 16/W.P. Carey
- Cerberus' acquisition of grocery chains from and investment in SuperValu
- American Realty Capital Properties/Cole Real Estate Investments

COLE Real Estate Investments

American Realty Capital Properties

27

ARCP Offers a Compelling Value Proposition

Best-in-Class Portfolio

- High quality properties: Main & Main locations, strong credit quality tenant roster and brand identity
- Stable income with outsized growth potential
- Diversified by tenant, industry, geography and property type
- Value-add private capital management platform

Value
Proposition
Enhanced Scale and
Competitiveness
Durable Dividends
Principal Protection
Outsized Growth Potential

Experienced Senior Management

- Experience in building and managing publicly traded and non-traded companies
- Expertise in constructing and managing net lease real estate portfolios
- Skill in navigating capital markets
- Dedicated and focused executive and senior management team

Strong, Flexible Balance Sheet

- Cost of Capital Advantage
- Operational Efficiencies and Cost Reductions
- Financial capacity
- Financial flexibility
- Investment-grade rating

COLE Real Estate Investments

American Realty Capital Properties

28

Funds from Operations and Adjusted Funds from Operations

ARCP considers funds from operations ("FFO") and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles ("GAAP") implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures, such as FFO and AFFO, have limitations in that they do not reflect all of the amounts associated with ARCP's results of operations that would be reflected in measures determined in accordance with GAAP. These measures should only be used to evaluate ARCP's performance in conjunction with corresponding GAAP measures.

Additionally, ARCP believes that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP believes it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

COLE Real Estate Investments
American Realty Capital Properties
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